Harbourton Letterhead





                                         April 9, 2002



To our shareholders:


     We are pleased to invite you to attend the annual meeting of shareholders of Harbourton Financial Corporation to be held on Tuesday May 7, 2002 at 9:30 a.m. at the Bank of America, Mezzanine Level, 8300 Greensboro Drive, McLean Virginia 22102.

     The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement provide details of business to be conducted at this meeting.

     The Board of Directors and Management appreciate your ongoing support and hope you will be able to attend the upcoming shareholders meeting.


Sincerely,






David W. Campbell                                   J. Kenneth McLendon
Chairman of the Board                               President

                        HARBOURTON FINANCIAL CORPORATION
                              8180 Greensboro Drive
                                McLean, VA 22102
                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be Held on May 7, 2002

The Annual Meeting of Shareholders of Harbourton Financial Corporation will be held at the Bank of America, Mezzanine Level, 8300 Greensboro Drive, McLean, VA 22102, at 9:30 a.m., Eastern Daylight Time, on May 7, 2002, for the following purposes:

1. The election of five directors, named in the accompanying Proxy Statement, to serve as the Board of Directors of the Company for a term of one year or until their respective successors are elected and qualified;

2. The approval of an amendment to the Company's 2000 Stock Option Plan ("Option Plan") to increase the number of shares covered by the Option Plan by 750,000 shares to 1,200,000 shares;

3. The ratification of the selection of Arthur Andersen, LLP as independent auditors for the year ending December 31, 2002; and

4. To transact such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

Shareholders of record of the Company as of the close of business on April 2, 2002 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           Paula M. Morgan
                                           Secretary
McLean, Virginia
April 9, 2002


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. YOU MAY REVOKE ANY PROXY GIVEN BY YOU IN WRITING OR IN PERSON AT ANY TIME BEFORE THE EXERCISE THEREOF.

                        HARBOURTON FINANCIAL CORPORATION


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS

                                   May 7, 2002

The enclosed proxy is solicited by the Board of Directors of Harbourton Financial Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held at the Bank of America, Mezzanine Level, 8300 Greensboro Drive, McLean, VA 22102, at 9:30 a.m. on May 7, 2002, and at any adjournment thereof (the "Annual Meeting"). This proxy is first being sent to shareholders on April 9, 2002.


At the Annual Meeting, shareholders will be asked to consider and vote upon three proposals:


1. The election of five directors to serve for a term of one year or until their respective successors are elected and qualified ("Proposal 1");

2. The approval of an amendment to the Company's 2000 Stock Option Plan ("Option Plan") to increase the number of shares covered by the Option Plan by 750,000 shares to 1,200,000 shares ("Proposal 2"); and

3. The ratification of the selection of Arthur Andersen, LLP as independent auditors for the year ending December 31, 2001 ("Proposal 3").

In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile, and telegraph or in person. None of these persons will receive additional compensation for such solicitation but will be reimbursed for actual expenses in connection therewith. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding proxy material, will be borne by the Company.

                                VOTING OF PROXIES

Each holder of the Company's common stock of record as of the close of business on the record date, April 2, 2002, is entitled to vote in person or by proxy on all matters to be voted upon at the Annual Meeting. As of the record date, the Company had 15,184,164 shares of common stock outstanding; each of which shares is entitled to one vote.

If a proxy in the accompanying form is properly executed and returned to the Company in time for the Annual Meeting and is not revoked prior to the time it is exercised, the shares represented by the proxy will be voted in accordance with the directions specified therein for the matters listed on the proxy card. Unless the proxy specifies otherwise, proxies will be voted FOR each Proposal and otherwise in the discretion of the proxy holders as to any other matter that may come before the Annual Meeting.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (1) filing with the Secretary of the Company written notice thereof, delivered to Harbourton Financial Corporation, 8180 Greensboro Drive, Suite 525, McLean, VA 22102; (2) submitting a duly executed proxy bearing a later date; or (3) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Directors are elected by a plurality of the votes cast with a quorum present. A quorum consists of shareholders representing, either in person or by proxy, a majority of the outstanding common stock entitled to vote at the meeting. Abstentions are considered in determining the presence of a quorum but will not affect the plurality vote required for the election of directors. Under rules of the New York Stock Exchange applicable to broker-dealers, each of the three proposals is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

The proposal to approve of an amendment to the Company's 2000 Stock Option Plan ("Option Plan") to increase the number of shares covered by the Option Plan by 750,000 shares to 1,200,000, requires the affirmative vote of the holders of at least a majority of the shares of the Company's common stock present in person or represented by proxy at the Annual Meeting. Because of the required vote, abstentions will have the same effect as a vote against the proposal to amend the Option Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 2, 2002, the amount of common stock of the Company beneficially owned by: (1) each person known to the Company to be the beneficial owner of more than 5% of the aggregate shares of the Company's outstanding common stock, (2) each director of the Company, (3) each of the named executive officers in the Summary Compensation Table below, and (4) all executive officers and directors as a group.



---------------------------------------------------------------------- ------------------------------ ------------------------------
                                                                                Common Shares                    Percent of
                   Name                                                      Beneficially Owned                 Common Shares
---------------------------------------------------------------------- ------------------------------ ------------------------------
1)  Beneficial owners of more than 5% of the
     Company's outstanding common stock:

  Timothy G. Ewing, Ewing and Partners, Value Partners, Ltd., Endurance
  Partners (Q.P) L.P, Endurance Partners L.P.  (1, 2)
  4514 Cole Avenue, Suite 808,  Dallas, Texas 75205                                  13,031,763                       85.7%
---------------------------------------------------------------------- ------------------------------ ------------------------------

(2)  Directors:
     Timothy G. Ewing  (1,2)                                                         13,031,763                       85.7%

     J. Kenneth McLendon  (3)                                                           435,026                        2.8%

     David W. Campbell  (4)                                                             119,100                        0.8%

     William H. Savage  (5)                                                             108,885                        0.7%

     Geoffrey B. Baker  (6)                                                              15,000                        0.1%
---------------------------------------------------------------------- ------------------------------ ------------------------------

(3)  Executive officers who are not directors:

     James M.  Cluett (7)                                                                69,620                        0.5%

     Paula M. Morgan                                                                          -                          -
---------------------------------------------------------------------- ------------------------------ ------------------------------

(4)  All Executive Officers and Directors                                            13,779,394                       89.2%
      as a Group (7 persons):
---------------------------------------------------------------------- ------------------------------ ------------------------------


--------

1 Ewing & Partners, a Texas general partnership, is the general partner of Value Partners, Ltd. ("Value Partners"). Timothy G. Ewing is the general partner and the managing partner of Ewing & Partners. In addition, Ewing Asset Management, L.L.C., a Texas limited liability company ("EAM"), holds a 1% general partnership interest in Ewing & Partners. Mr. Ewing is the manager and 100% owner of EAM. Endurance Partners L.P. ("EPLP") and Endurance Partners (Q.P.) L.P., ("EPQP") are Texas limited partnerships. Endurance General, a Texas limited partnership, acts as general partner of both EPLP and EPQP. The general partner of Endurance General is EAM. Ewing and Partners acts as manager of EPLP and EPQP and manages their investments. The principal place of business for Ewing & Partners, EAM, Mr. Ewing, EPLP, EPQP and Value Partners is the address shown in the table.

2 Includes 12,868,263 shares owned by Value Partners, 7,783 shares by Endurance Partners (Q.P.) L.P., 4,717 shares owned by Endurance Partners L.P., 136,000 shares owned personally by Timothy G. Ewing and 15,000 shares that may be acquired by Mr. Ewing upon the exercise of stock options.

3 Includes 117,500 shares that may be acquired upon the exercise of stock options.

4 Includes 37,500 shares that may be acquired upon the exercise of stock options.

5 Includes 15,000 shares that may be acquired upon the exercise of stock options, and 15,385 shares that are currently convertible from the Company's Convertible Subordinated Notes due in September 2003.

6 Includes 15,000 shares that may be acquired upon the exercise of stock options.

7 Includes 45,000 shares that may be acquired upon the exercise of stock options.

The amounts in the table are based on filings or other information furnished by the respective individuals or entities. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of common stock which may be acquired within 60 days of April 2, 2002 pursuant to the exercise of outstanding stock options or convertible notes. Shares of common stock owned by such person or group are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group, but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.


Change of Control and Recent Acquisition

On October 26, 2000, an aggregate principal amount of $4,331,000 of the Company's 10% Convertible Subordinated Notes due September 30, 2003 (the "Notes"), together with $578,970 of accrued but unpaid interest at a negotiated default rate of 12.5% simple interest, were converted into 5,168,388 shares of newly issued common stock. The remaining $266,000 of Notes were brought current. Value Partners held Notes with a principal balance of $4,197,000 and received 5,008,481 shares of common stock as a result of the Notes conversion. Immediately following the Notes conversion, Value Partners held a total of 5,676,849 shares of common stock, representing 74.0% of the then currently outstanding shares. As a result, Value Partners is now deemed to be in control of the Company.

On November 30, 2000, the Company issued 7,516,160 shares of its common stock in connection with the acquisition of Harbourton Financial Corporation ("Harbourton"). Value Partners owned 95.7% of the outstanding common stock of Harbourton. Value Partners received 7,191,414 shares of Harbourton common stock and $2,024,220.38 in cash for its shares of Harbourton common stock in connection with the merger of Harbourton into the Company on November 30, 2000 (the "Merger"). Immediately following the Merger, Value Partners beneficially owned a total of 12,868,263 shares of common stock, representing 84.7% of the issued and outstanding shares. Subsequent to November 30, 2000, Mr. Ewing, a general partner of Ewing & Partners (which is the general partner of Value Partners) purchased additional shares of common stock.

The Company anticipates that Value Partners will vote all of its shares in favor of each of Proposals 1, 2 and 3, which will ensure that each of the Proposals is approved by the requisite vote.


    INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTORS AND EXECUTIVE OFFICERS

Proposal One

Election of Directors

Section 4.3 of the Company's Bylaws provides that the number of directors shall be six or such lesser or higher number as the Board of Directors shall fix. The Board of Directors has fixed that number at five for purposes of the Annual Meeting. There is only one class of directors, and all the current directors will be candidates for election at the Annual Meeting.

Directors of the Company are elected to serve until the next annual meeting of the shareholders of the Company and until their respective successors are elected and qualified.

There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected or nominated as a director, and no director or nominee for director is related to any other director, nominee for director or executive officer of the Company by blood, marriage or adoption.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.


                                                                                                                            Director
    Name                  Age          Principal Occupation and Other Directorships                                          Since
    ----                  ---          --------------------------------------------                                          -----

Geoffrey B. Baker         52      Private  investor and since 1983 a partner in Baker & Donaldson,  a private  investment     2001
                                  firm.  Previously,  he  served  as  Legislative  Director  to U.S.  Senator  Lowell  P.
                                  Weicker,  Jr., and as counsel to the U.S. Senate  Committee on Commerce,  Science,  and
                                  Transportation.  A graduate of Stanford  University  and of Georgetown  University  Law
                                  Center,  he has served on public and private  corporate  boards and currently serves as
                                  Chairman of the Governing Board of St. Albans School, Washington, D.C.

David W. Campbell         55      Chairman of the  Company  since  1998,  Interim  CEO of the  Company  from June 1998 to     1995
                                  January 1999, and from September through November 2000.  Chairman,  Director and CEO of
                                  Dominion  Savings Bank in Front Royal, VA from January  through August 2000.  President and Chief  Operating  Officer and Director of Southern  Financial  Bancorp,  Inc.,  and
                                  Southern  Financial Bank in Warrenton,  VA from April 1996 to June 1997;  President and
                                  Chief Executive Officer of Ameribanc  Savings Bank ("ASB") in Annandale,  VA (June 1990
                                  through March 1995);  Executive Vice President and Chief Operating Officer of ASB (1984
                                  through June 1990);  also,  a director of ASB (1988  through  March 1995);  served as a
                                  Trustee  of  the  Ameribanc  Investors  Group,  a  savings  and  loan  holding  company headquartered in Annandale, VA, from 1992 to March 1995.

Timothy G. Ewing          41      Managing  partner  of Ewing &  Partners,  the  manager  and  general  partner  of Value     2000
                                  Partners,  Ltd., a private investment  partnership since 1989, and manager of Endurance
                                  Partners L.P. and  Endurance  Partners  (Q.P.) L.P.,  private  investment  partnerships since 2001.  Vice-chairman of the board of directors of First Fidelity Bancorp, Inc. in
                                  Irvine, CA, and board member of Cherokee,  Inc. in Van Nuys, CA. Member of the board of trusteees of the Baylor Health Care System  Foundation in Dallas,  TX and the governing board of the Dallas Museum of Natural History,  trustee of The Dallas Opera, and serves on the Council of Advisors to the  Department  of  Chemical  Engineering  at  Princeton
                                  University.  Mr. Ewing is a Chartered Financial Analyst.

J. Kenneth McLendon       52      President and Chief  Executive  Officer of the Company since November 2000.  President,     2000
                                  CEO, and director of the  predecessor  Company from August 1996 through  November 2000.
                                  President of American  Mortgage  Partners and McLean Partners from January 1989 through
                                  August 1996.  President,  CEO and Director of Congressional  Mortgage  Corporation from
                                  January 1980 through January 1989.




                                                                                                                            Director
    Name                  Age          Principal Occupation and Other Directorships                                          Since
    ----                  ---          --------------------------------------------                                          -----


William H. Savage         69      Chairman  of  Island  Preservation  Partnership,  developer  of a 1,200  acre  private,     1996
                                  oceanfront  retreat near  Charleston,  SC;  President  and Director of Richards  United
                                  Corporation,  a real estate  investment  company  based in  Alexandria,  Virginia,  and
                                  Chairman of Orchids  Dominicana,  S.A.,  Santo  Domingo,  D.R.,  which  propagates  and cultivates  orchid plants for the U.S. market.  From 1994 to 1995, he was a Director of
                                  Jefferson  Federal  Savings  Bank in  Warrenton,  VA.  Prior to 1990,  he was the Chief
                                  Executive  Officer  and  Trustee  of  Ameribanc   Investors  Group,   headquartered  in
                                  Annandale, VA.


Executive Officers Who Are Not Directors

The following table sets forth certain information with respect to the current executive officers of the Company that are not directors. There are no arrangements or understandings between the Company and any such person pursuant to which such person was elected an executive officer of the Company, and no such officer is related to any director or officer of the Company by blood, marriage or adoption.



    Name                  Age          Principal Occupation During the Past Five Years
    ----                  ---          -----------------------------------------------

James M. Cluett           55            Senior Vice President of the Company since November 1996, including service with
                                        Harbourton prior to November 30, 2000. From 1990 through 1996, President of JMC
                                        Real Estate Services Corporation, a real estate asset company representing the equity interest in the development, financing and marketing of residential communities totaling more than 1,800 residential units and $320 million in sales revenue. Between 1985 and 1990, Senior Executive Officer for the National
                                        Housing Partnership (NHP), Washington, D.C., and President of NHP Joint
                                        Ventures, Inc. and NCHP Development Corporation, two NHP affiliates, representing equity interest in more than 25 residential projects in New York,
                                        New Jersey, Maryland, California, Arizona and Florida grossing over $550 million in real estate sales. From 1976 to 1985, CEO of Empire State Thrift Service
                                        Corporation, a wholly owned subsidiary of seven New York savings banks, engaged in real estate development and mortgage banking. Between 1970 and 1976, he rose to Senior Mortgage Officer and Vice President with Marine Midland Bank, underwriting and servicing a $100 million commercial and residential loan portfolio.

Paula M. Morgan           45            Senior Vice President of the Company since August 1996, including service with
                                        Harbourton prior to November 30, 2000. Responsible for all operational aspects including accounting, construction loan administration, servicing and investor reporting. Prior to August 1996 with Loyola Federal Savings Bank (now Suntrust Bank)
                                        for over 20 years, most recently Vice President/Controller responsible for the regulatory and public financial accounting, reporting for the subsidiary corporations and the Commercial Construction Department including development and implementation of all accounting policies and procedures and their impact upon operations, underwriting and origination of real estate loans and equity investments of its service corporation, including the evaluation of risk, review of market conditions, negotiation of proper loan structure and presentation of formal loan request to Loan Committee. BS in Accounting/Business Management from the
                                        University of Maryland, College Park. Ms. Morgan is a Certified Public
                                        Accountant and a member of the Maryland Association of Certified Public
                                        Accountants and the American Institute of CPA's.



Board and Committee Meetings

The Board of Directors held 8 telephonic or in person meetings (exclusive of committee meetings) during the preceding fiscal year. In addition, the Board of Directors has established four committees whose functions and current members are noted below. The Audit Committee, Compensation Committee, Nominating Committee, and the Executive Committee (collectively, the "Board Committees") are committees of the Board of Directors and consist solely of members of the Board of Directors. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and Board Committees on which he served that were held during such period.

Executive Committee. The Executive Committee currently consists of Messrs. McLendon, Campbell, and Ewing, and was formed November 21, 2000. It did not meet during 2001. The Executive Committee has the authority between meetings of the Board of Directors to take action with respect to a variety of matters delegated by the Board of Directors that are considered to be in the ordinary course of the Company's business and to take all actions with respect to the management of the Company's business that require action of the Board of Directors, except with respect to certain matters that by law and the provisions of the Company's Certificate of Incorporation must be approved by the Board of Directors.

Compensation Committee. The Compensation Committee consists of nonemployee directors Ewing, Savage and Baker, who do not participate in the executive management programs. The Compensation Committee establishes the compensation policies used in determining compensation of all executive officers, including members of the Board of Directors who are employees of the Company, and approves the terms of employment and compensation agreements. The Compensation Committee also administers the Company's 2000 Stock Option Plan. The Compensation Committee met once during 2001.

Audit Committee. The Audit Committee currently consists of directors Savage, Ewing and Baker. Each is a director who is not employed by the Company or affiliated with management. This committee is responsible for reviewing and helping to ensure the integrity of the Company's financial statements. Among other matters, the Audit Committee, with management and independent and internal auditors, reviews the adequacy of the Company's internal accounting controls that could significantly affect the Company's financial statements, reviews with the Company's independent accountants the scope of their audit, their report and their recommendations, and recommends the selection of the Company's independent accountants. The Audit Committee held one meeting during 2001.

Nominating Committee. The Nominating Committee consists of all of the members of the Board of Directors. The Nominating Committee considers and makes nominations to the Board of Directors and the Board Committees. The Nominating Committee met once during 2001.

Compensation Committee Report
The Committee reviews the base salaries and benefits of the executive officers of the Company annually. Each executive officer's base salary is determined based upon the individual's effectiveness in the performance of their duties, level of responsibility and experience and consideration of peer averages for comparable positions. Although the base salary is intended to be competitive in the market place, it is not intended to provide the maximum levels of compensation for the executive officers. The Committee has established a bonus incentive program designed to align the interest of the executive officers with the shareholders of the Company. The plan provides additional incentives to the executive officers for the attainment of specific goals for the Company and includes discretionary authority for the Committee to award additional incentives based on superior performance.

The plan is targeted to achieving a specified after tax return on equity. The Committee awarded stock options to three executive officers during 2001. The stock option program enables the recipients to benefit from appreciation in value of the common stock of the Company.

Compensation  Committee
Timothy G. Ewing, Chairman
William H. Savage
Geoffrey B. Baker

Audit Committee Report

The members of the Audit Committee (the "Committee") have been appointed by the Board of Directors (the "Board"). The Committee is governed by a charter which has been approved and adopted by the Board and is reviewed and reassessed annually by the Committee. The Committee is comprised of three directors, who meet the independence and experience requirements of the Nasdaq Stock Market, Inc. The Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. Management is responsible for the preparation and integrity of the Company's financial statements. The Committee reviewed the Company's audited financial statements for the year ended December 31, 2001 and met with both management and the Company's external auditors to discuss those financial statements. Management and the external auditors have represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Committee has received from and discussed with the external auditors their written disclosure and letter regarding their independence from the Company as required by Independence Standards Board Standard No. 1. The Committee also discussed with the external auditors any matters required to be discussed by Statement on Auditing Standards No. 61. Based upon these reviews and discussions, the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

Audit Committee

William H. Savage, Chairman
Timothy G. Ewing
Geoffrey B. Baker

Compensation of Directors

Beginning February 2001, directors who are not either officers of the Company or being paid a salary by the Company receive a fee of $2,000 per board meeting attended in person, plus reimbursement for their expenses associated with attending those meetings. Directors who are not either officers of the Company or being paid a salary by the Company also may receive a fee of $500 per board meeting attended by conference telephone call. The foregoing fees also apply to meetings of committees of the Board of Directors, unless such meetings are combined with a full board meeting, in which case no additional fees are paid.

Directors who are either officers of the Company or being paid a salary by the Company receive no other compensation for serving as directors, but are reimbursed for out-of-pocket expenses related to attending board or committee meetings.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Company for the years ended December 31, 2001, 2000 and 1999, to or on behalf of the Company's Chief Executive Officer and each executive officer of the Company whose total compensation exceeded $100,000 for the year ended December 31, 2001.



------------------------------------------------------------------------------------------------------------------------------------
                                                            Summary Compensation Table
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Long Term
                                                Annual Compensation                  Compensation Awards
                                  ---------------------------------------------------------------------------
                                                                                                 Securities
                                                                                 Restricted      Underlying          All Other
                                            Salary        Bonus      Other       Stock Award    Options/ SARs       Compensation
Name and Principal Position(s)    Year        ($)          ($)         $             ($)                #                ($)
------------------------------------------------------------------------------------------------------------------------------------

J. Kenneth McLendon               2001      182,500      150,000     6,000 (3)          -           235,000           8,920 (5)
Director, President, CEO          2000       11,538 (1)   41,000       500 (3)          -                 -             330 (6)

David W. Campbell                 2001      147,500 (4)        -         -              -            75,000             900 (7)
Director and Chairman of the      2000       23,192 (2)        -         -         25,500                 -          22,500 (8)
Board of Directors                1999       83,032            -         -              -                 -          12,500 (8)

James M. Cluett                   2001      128,000       76,800     6,000 (3)          -            90,000           2,363 (7)
Senior Vice President             2000        9,846 (1)        -       500 (3)          -                 -               -

Paula M. Morgan                   2001       72,800       36,400         -              -                 -           1,862 (7)
Secretary/Treasurer and CFO       2000        5,600 (1)        -         -              -                 -               -
Senior Vice President

C. Fred Jackson                   2001      189,761            -    14,500 (4)          -                 -           4,525 (7)
                                  2000      171,907            -         -              -                 -           4,578 (7)
                                  1999      178,500            -         -              -                 -           5,355 (7)



----------------------
1.   Represents the period November 30, 2000 through December 31, 2000.
2.   Includes $3,500 of directors fees.
3.   Automobile allowance.
4.   Auto allowance, including payment for prior years.
5. Includes $5,250 of Company contribution to 401(k) plan and $3,670 for premium on Company paid life insurance.
6.   Company paid life insurance.
7.   Company contribution to the 401(k) plan.
8.   Represents consulting fees.

Stock Options

The following table provides information relating to option grants made in 2001 under the 2000 Stock Option Plan to the individuals named in the Summary Compensation Table;



                   Stock Option Grants In The Last Fiscal Year

--------------------------------------------------------------------------------------------------------------------------------
                            Number of Securities
                             underlying options     Percent of total       Exercise                        Black-Scholes Grant
                                granted            options granted to       Price             Expiration        Date Value
      Executive Officer                            employees in 2001      ($/Sh) (1)              Date          ($) (1) (2)
---------------------------------------------------------------------------------------------------------------------------------

J. Kenneth McLendon                   235,000               58.8%              1.00             12/31/08            121,312

David W. Campbell                      75,000               18.8%              1.00             12/31/08             38,717


James M.  Cluett                       90,000               22.5%              1.00             12/31/08             46,460


Paula M. Morgan                             -                  -                -                  -                    -

C. Fred Jackson                             -                  -                -                  -                    -


-----------------------------------------
(1) Exercise price is established as $1.00 through December 31, 2001, after which the exercise price increases 5% annually.
(2) The values shown for the options reflect application of the Black-Scholes pricing model using (a) interest rate of 5.28%, (b) 5 year volatility of 122.7%, (c) option life of 3 years, and (d) dividend yield of zero.


The following table presents information concerning options held at December 31, 2001 under the 2000 Stock Option Plan. No options were exercised by the named individuals during 2001.



-----------------------------------------------------------------------------------------------------------------------
                               Number of Securities Underlying Unexercised             Value of Unexercised
                               Options/SARs at Fiscal Year End (#)                     In-the Money Options/SARs
Name                                                                                   at Fiscal Year End ($) (1)
----                        ----------------- ------------------------        --------------------- -------------------
                              Exercisable          Unexercisable                Exercisable          Unexercisable
--------------------------------------------- ------------------------        --------------------- -------------------

J. Kenneth McLendon            117,500                  117,500                         -                  -

David W. Campbell               37,500                   37,500                         -                  -

James M.  Cluett                45,000                   45,000                         -                  -

Paula M. Morgan                    -                        -                           -                  -

C. Fred Jackson                    -                        -                           -                  -

-----------------------------------------
(1) Based on a market price of $0.72 at December 31, 2001 and an exercise price of $1.00.

The options granted in 2001 are "incentive stock options" under Section 422 of the Internal Revenue Code of 1986.

Employment Agreements

The Company is currently party to employment agreements with Messrs. McLendon and Cluett. The following sets forth their principal terms.

The agreement with J. Kenneth McLendon dated October 24, 2000 initially ends on December 31, 2002. Commencing January 1, 2002, the agreement's term is extended one day at the end of every day during the term, unless either party shall notify the other of its intention to stop such extensions, in which case the closing date of the term shall be one year from the date of such notice. The agreement provides Mr. McLendon with a base salary of $150,000 and an annual bonus predicated upon achieving mutually agreed earnings targets, provides for the payment of premiums on $1 million of life insurance payable to beneficiaries chosen by Mr. McLendon, obligates the Company to provide Mr. McLendon with an automobile allowance of $500 per month, requires the Company to include Mr. McLendon in any benefit plans generally made available to employees, and provides for certain death and disability benefits. The agreement contains confidentiality and non-compete provisions and provides reimbursement of bona fide business expenses. In addition, if Mr. McLendon's employment is terminated either by the Company or by Mr. McLendon for Good Reason (as defined in the agreement), for other than death, disability or cause or following certain adverse actions subsequent to a Business Combination or Change of Control, then Mr. McLendon will receive severance equal to (1) a lump sum payment equal to the greater of his salary for the remainder of the agreement term or for one year,
(2) any declared but unpaid bonus plus a prorated bonus for the year of termination and (3) various fringe benefits, including his automobile allowance, for one year. For purposes of this agreement, "Business Combination" shall mean
(a) a merger, consolidation or any other business combination of the Company with any non-affiliated party, (b) the disposition of all or substantially all of the securities, business or assets of the Company or (c) a joint venture, reorganization or other transaction (or series of transactions) as a result of which all or substantially all of the business or assets of the Company are transferred, with or without a Change of Control, or any other similar corporate combination or transaction (or series of related transactions). For purposes of this agreement, a "Change of Control" shall mean a transaction (or series of transactions) or other event (or series of events) that results in the acquisition of a controlling interest in the Company by a person or entity (or group of persons and/or entities) that did not have a controlling interest prior to such transaction (or series of transactions) or event (or series of events). As used in the preceding sentence, the term "controlling interest" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event, any person or entity (or group of persons and/or entities) which beneficially acquires, directly or indirectly, 25% or more (in number of votes) of the securities having ordinary voting power for the election of directors of the Company shall be conclusively presumed to have a controlling interest in the Company. "Good Reason" is defined in this agreement to include (1) any material breach of the agreement by the Company, including failure to elect or re-elect Mr. McLendon as a director, (2) failure to obtain the agreement of any successor to perform the agreement in the event of a Business Combination or Change in Control in which the Company is not the surviving entity, and (3) following a Business Combination or Change in Control, the assignment of duties inconsistent with the employee's position or any reduction in the employee's authority or direct support. The Company assumed this agreement in connection with the acquisition of Harbourton. The merger of Harbourton into the Company did not constitute a Business Combination or Change in Control under this employment agreement.

The Company's employment agreement with James M. Cluett, the Company's Senior Vice President, is dated October 24, 2000 and initially ends on December 31, 2002. Commencing January 1, 2002 the agreement's term is extended one day at the end of every day during the term, unless either party shall notify the other of its intention to stop such extensions, in which case the closing date of the term shall be one year from the date of such notice. The agreement provides Mr. Cluett with a base salary of $128,000 and an annual bonus predicated upon achieving mutually agreed earnings targets, obligates the Company to provide Mr. Cluett with an automobile allowance of $500 per month, requires the Company to include Mr. Cluett in any benefit plans generally made available to employees, and provides for certain death and disability benefits. The agreement contains confidentiality and non-compete provisions and provides reimbursement of bona fide business expenses. In addition, if Mr. Cluett's employment is terminated either by the Company or by Mr. Cluett for Good Reason (as defined in the agreement), for other than death, disability or cause or following certain adverse actions subsequent to a Business Combination or Change of Control, then Mr. Cluett will receive severance equal to (1) a lump sum payment equal the greater of his salary for the remainder of the agreement term or for one year,
(2) any declared but unpaid bonus plus a bonus for the year of termination and
(3) various fringe benefits, including his automobile allowance, for one year. For purposes of this agreement, the terms Business Combination and Change of Control are similar to those for Mr. McLendon. "Good Reason" is defined in this agreement to include (1) any material breach of the agreement by the Company,
(2) failure to obtain the agreement of any successor to perform the agreement in the event of a Business Combination or Change in Control in which the Company is not the surviving entity, and (3) following a Business Combination or Change in Control, the assignment of duties inconsistent with the employee's position or any reduction in the employee's authority or direct support. The Company assumed this agreement in connection with the acquisition of Harbourton. The merger of Harbourton into the Company did not constitute a Business Combination or Change in Control under this employment agreement.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 ("1934 Act") requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with during 2001, except that Mr. Campbell reported the purchase of 3,000 shares late.

Proposal Two

PROPOSAL TO AMEND THE 2000 STOCK OPTION PLAN

Proposed Amendment

     The shareholders of the Company approved the 2000 Stock Option Plan ("Option Plan") at the Company's 2000 annual shareholders' meeting. The Option Plan currently covers 450,000 shares of Common Stock, and there are currently 445,000 outstanding stock options. The only proposed change to the Option Plan is to increase the number of shares covered by the Option Plan from 450,000 to 1,200,000 shares.

     The Board of Directors believes that the proposed increase in the number of shares is appropriate in light of the significant increase in the total number of issued and outstanding shares. Subsequent to shareholder approval of the Option Plan, the Company issued 5,168,388 shares in exchange for convertible subordinated notes and 7,516,160 shares in connection with the acquisition of Harbourton Financial Corp. on November 30, 2000. If approved by shareholders, the 1,200,000 shares that would be available under the Option Plan will represent 7.9% of the 15,184,164 shares of Common Stock currently issued and outstanding. The proposed increase of 750,000 shares represents 4.9% of the currently issued and outstanding shares.

Description of the Option Plan

     The following description of the Option Plan is a summary of its terms and is qualified in its entirety by reference to the Option Plan, a copy of which is available upon written request to Paula M. Morgan, Secretary/Treasurer, Harbourton Financial Corporation, 8180 Greensboro Drive, McLean, Virginia 22107.

     General. The Option Plan is designed to attract and retain qualified personnel in key positions, provide directors, officers and key employees with a proprietary interest in the Company and as an incentive to contribute to the success of the Company, and reward key employees for outstanding performance. The Option Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("Code") ("incentive stock options"), non-qualified or compensatory stock options and stock appreciation rights (collectively "Awards"). Awards are available for grant to directors and key employees of the Company and any of its subsidiaries, except that non-employee directors are eligible to receive only awards of non-qualified stock options.

     Administration. The Option Plan is administered and interpreted by a committee of the Board of Directors ("Committee") that is comprised solely of two or more non-employee directors. The members of the Committee currently consist of Messrs. Ewing, Savage and Baker.

     Stock Options. Under the Option Plan, the Board of Directors or the Committee determines which officers, key employees and non-employee directors will be granted options, whether such options will be incentive or compensatory options (in the case of options granted to employees), the number of shares subject to each option, the exercise price of each option and whether such options may be exercised by delivering other shares of Common Stock. The per share exercise price of both an incentive stock option and a compensatory option shall be at least equal to the fair market value of a share of Common Stock on the date the option is granted (or 110% of fair market value in the case of incentive stock options granted to any employees who own more than 10% of the outstanding Common Stock).

     All options granted to participants under the Option Plan become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Board or the Committee. Notwithstanding the foregoing, no vesting shall occur on or after a participant's employment or service with the Company, including service as a non-employee director, is terminated. Unless the Committee or Board of Directors specifically states otherwise at the time an option is granted, all options granted to participants become vested and exercisable in full on the date an optionee terminates his employment or service with the Company or a subsidiary company or service as a non-employee director because of his death, disability or retirement. In addition, all outstanding options become immediately vested and exercisable in full in the event that there is a change in control of the Company, as defined in the Option Plan.

     Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or six months after the date on which the optionee's employment or service terminates, unless extended by the Committee or the Board of Directors to a period not to exceed five years from such termination. Unless specifically provided otherwise, (1) if an optionee terminates his employment or service with the Company as a result of disability or retirement without having fully exercised his options, the optionee shall have three years following his termination due to disability or retirement (or such longer period as may otherwise be provided) to exercise such options, and (2) if an optionee terminates his employment or service with the Company following a change in control of the Company without having fully exercised his options, the optionee shall have the right to exercise such options during the remainder of the original term of the option. However, failure to exercise incentive stock options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee or a non-employee director or terminates employment or service as a result of disability or retirement and dies without having fully exercised his options, the optionee's executors, administrators, legatees or distributees of his estate shall have the right to exercise such options during the one-year period following his death. In no event shall any option be exercisable more than ten years from the date it was granted.

     Stock options are generally non-transferable except by will or the laws of descent and distribution, and during an optionee's lifetime, are exercisable only by such optionee or his guardian or legal representative. Notwithstanding the foregoing, an optionee who holds non-qualified options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

     Payment for shares purchased upon the exercise of options may be made (1) in cash or by check, (2) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Company the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, or (3) if permitted by the Committee or the Board, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an option) with a fair market value equal to the total option price of the shares being acquired pursuant to the option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an option, or any combination of the foregoing. With respect to subclause (3) in the preceding sentence, the shares of Common Stock delivered to pay the purchase price must have either been (a) purchased in open market transactions or (b) issued by the Company pursuant to a plan thereof, in each case more than six months prior to the exercise date of the option.

     If the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, the ability to pay the option exercise price with currently owned shares would enable the optionee to acquire a number of shares of Common Stock upon exercise of the Option which is greater than the number of shares delivered as payment for the exercise price. In addition, an optionee can exercise his or her option in whole or in part and then deliver the shares acquired upon such exercise (if permitted by the Committee or the Board) as payment for the exercise price of all or part of his options. Again, if the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to either (1) reduce the amount of cash required to receive a fixed number of shares upon exercise of the option or (2) receive a greater number of shares upon exercise of the option for the same amount of cash that would have otherwise been used. Because options may be exercised in part from time to time, the ability to deliver Common Stock as payment of the exercise price could enable the optionee to turn a relatively small number of shares into a large number of shares. In addition, an optionee who is a non-employee director or an executive officer can elect, with the Committee's concurrence, to defer the recognition of ordinary income resulting from the exercise of any compensatory option not transferred under the terms of the Option Plan. Such deferral must comply with the provisions of the Option Plan and other requirements as may be established by the Board of Directors.

     Stock Appreciation Rights. Under the Option Plan, the Board of Directors or the Committee is authorized to grant rights to optionees ("stock appreciation rights") under which an optionee may surrender any exercisable incentive stock option or compensatory stock option or part thereof in return for payment by the Company to the optionee of cash or Common Stock, or a combination thereof, in an amount equal to the excess of the fair market value of the shares of Common Stock subject to the option over the option price of such shares. Stock appreciation rights may be granted concurrently with the stock options to which they relate or, with respect to compensatory options, at any time thereafter which is prior to the exercise or expiration of such options. The proceeds of the exercise of a stock appreciation right may also be deferred as provided by the provisions of the Option Plan.

     Number of Shares Covered by the Option Plan. The number of shares of Common Stock reserved for future issuance pursuant to the Option Plan is 450,000 shares, or 3.0% of the total shares of Common Stock currently issued and outstanding. The number of shares covered by the Option Plan will increase to 1,200,000 shares, representing 7.9% of the issued and outstanding Common Stock, if the proposal is approved by shareholders.

     In the event of a stock split, subdivision, stock dividend or any other capital adjustment, then (a) the number of shares of Common Stock under the Option Plan, (b) the number of shares to which any Award relates, and (c) the exercise price per share under any option or stock appreciation right shall each be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding or such capital adjustment.

     Options Outstanding. Of the 450,000 shares available for grant under the Option Plan, the Committee has granted options for 445,000 shares. As a result, there are currently only 5,000 shares available for future grant. No stock options were granted under the Option Plan in 2000, and no stock appreciation rights have been granted to date. The following table shows the number of options granted in 2001 and the first quarter of 2002 to the persons and groups indicated.

--------------------------------------------------------------------------------
                                           Options Granted in
                          ------------------------------------------------------
                                                            First quarter
                                 2001(1)                     of 2002(2)

--------------------------------------------------------------------------------
J. Kenneth McLendon             235,000                           --
David W. Campbell                75,000                           --
James M. Cluett                  90,000                           --
Paula M. Morgan                    --                             --
C. Fred Jackson(3)                 --                             --
                                -------                         ------

All current executive officers
 as a group (4 persons)         400,000                           --

All current non-employee
 directors as a group
 (three persons)                   --                           45,000

All employees who are not
 executive officers as a
 group (25 persons)                --                             --
                                -------                         ------

Total options granted           400,000                         45,000
                                =======                         ======


---------------------
(1) The options granted in 2001 have an exercise price of $1.00 per share, through December 31, 2001, and increase 5% annually thereafter.
(2) The options granted during the quarter ended March 31, 2002 have an exercise price of $1.13per share through December 31, 2002, and thereafter, increase 5% annually.
(3) Mr. Jackson's employment ended on January 10, 2002 when his agreement expired.

     New Awards to be Granted. The Company anticipates that, following the receipt of shareholder approval of the proposed increase in the number of available shares, additional Awards will be granted to eligible directors, executive officers and possibly other employees as part of the Company's overall compensation strategy. However, no specific determinations have been made regarding the timing of any such future grants, the individual recipients or the specific amounts of such grants.

     The Company has a total of 29 employees and three non-employee directors who may be entitled to receive Awards under the Option Plan. The closing price for the Common Stock was $0.82 per share on April 2, 2002.

     Amendment and Termination of the Option Plan. The Board of Directors may at any time terminate or amend the Option Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required shareholder approval or any shareholder approval which the Board may deem to be advisable. The Board of Directors may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under the Option Plan except as specifically authorized by the Option Plan.

     Unless sooner terminated, the Option Plan shall continue in effect for a period of ten years from June 13, 2000, the date the Option Plan was originally adopted by the Board of Directors. Termination of the Option Plan shall not affect any previously granted Awards. Federal Income Tax Consequences

     Under current provisions of the Code, the federal income tax treatment of incentive stock options and compensatory stock options is different. With respect to incentive stock options, an optionee who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company at any time as a result of such grant or exercise. With respect to compensatory stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee. Upon the exercise of a stock appreciation right, the holder will realize income for federal income tax purposes equal to the amount received by him, whether in cash, shares of stock or both, and the Company will be entitled to a deduction for federal income tax purposes in the same amount.

     Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated executive officers ("covered executives"). Certain types of compensation, including compensation based on performance goals, are excluded from the $1.0 million deduction limitation. In order for compensation to qualify for this exception, (1) it must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (2) the performance goal must be established by a compensation committee consisting solely of two or more outside directors, as defined; (3) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to, and approved by, stockholders in a separate vote prior to payment; and (4) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied (the "Certification Requirement").

     Treasury regulations provide that compensation attributable to a stock option or stock appreciation right is deemed to satisfy the requirement that compensation be paid solely on account of the attainment of one or more performance goals if: (1) the grant is made by a compensation committee consisting solely of two or more outside directors, as defined; (2) the plan under which the option or stock appreciation right is granted states the maximum number of shares with respect to which options or stock appreciation rights may be granted during a specified period to any employee; and (3) under the terms of the option or stock appreciation right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant or award. The Certification Requirement is not necessary if these other requirements are satisfied.

     The Option Plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, the Company believes that compensation attributable to stock options and stock appreciation rights granted under the Option Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code. The Company also does not expect the compensation for its covered executives to exceed the $1.0 million threshold. The Board of Directors believes that the likelihood of any impact on the Company from the deduction limitation contained in Section 162(m) of the Code is remote at this time.

     The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Accounting Treatment

     Stock appreciation rights will, in most cases, require a charge against the earnings of the Company each year representing appreciation in the value of such rights over periods in which they become exercisable. Such charge is based on the difference between the exercise price specified in the related option and the current market price of the Common Stock. In the event of a decline in the market price of the Common Stock subsequent to a charge against earnings related to the estimated costs of stock appreciation rights, a reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior charges).

     Neither the grant nor the exercise of an incentive stock option or a non-qualified stock option under the Option Plan currently requires any charge against earnings under generally accepted accounting principles. Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation plans. This Statement defines a fair value method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company currently uses the intrinsic value method, and pro forma disclosure is included in the footnotes to the Company's financial statements to show what net income and earnings per share would have been if the fair value method had been utilized. If the Company elects to utilize the fair value method, its net income and earnings per share may be adversely affected.

Shareholder Approval

     The number of shares available under the Option Plan will not be increased unless the proposal to amend the Option Plan is approved by shareholders. Shareholder approval of the Option Plan will also satisfy the requirements of the Internal Revenue Code.

     The Board of Directors recommends that shareholders vote FOR the amendment of the 2000 Stock Option Plan.

Proposal Three

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors of the Company has appointed Arthur Andersen, LLP as independent auditors for the year ending December 31, 2002. Representatives of Arthur Andersen, LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so. Arthur Andersen has advised the Company that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. In determining whether to appoint Arthur Andersen as the Company's auditors, the Company's Audit Committee considered whether the provision of services, other than auditing services, by Arthur Anderson is compatible with maintaining the auditor's independence. In addition to performing auditing services, the Company's auditors performed tax compliance and consultation and accounting consultation services for the Company in 2001. The Audit Committee believes that Arthur Andersen's performance of these other services is compatible with maintaining the auditor's independence.

Audit Fees

The aggregate amount of fees billed by Arthur Andersen for its audit of our annual financial statements for 2001 and for its reviews of our unaudited interim financial statements included in reports filed by the Company under the 1934 Act during 2001 was $69,999.

Financial Information Systems Design and Implementation

The Company did not engage or pay any fees to Arthur Andersen with respect to the provision of financial information systems design and implementation services during 2001.

All Other Fees

The aggregate amount of fees billed by Arthur Andersen for all other services rendered to us during 2001 was $48,700 for tax compliance and consultation and $13,250 for accounting consultation services.


                              SHAREHOLDER PROPOSALS


Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of shareholders of the Company, which is scheduled to be held in May 2003, must be received at the principal executive offices of the Company, 8180 Greensboro Drive, Suite 525, McLean, VA 22102, Attention: Corporate Secretary, no later than December 10 , 2002, which date is 120 days prior to the anniversary date of the mailing of this proxy statement. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

                                 ANNUAL REPORTS

A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 accompanies this Proxy Statement. The Form 10-KSB includes a list of the exhibits that have been filed with the Securities and Exchange Commission under the 1934 Act. The Form 10-KSB is not part of the proxy solicitation materials.


                                  OTHER MATTERS

Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of shareholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.



               PLEASE PROMPTLY SIGN, DATE AND RETURN YOUR PROXY IN
               ---------------------------------------------------

                       THE ENCLOSED POSTAGE PAID ENVELOPE.
                       -----------------------------------



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HARBOURTON FINANCIAL CORPORATION                                REVOCABLE PROXY


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HARBOURTON FINANCIAL CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2002 AND AT ANY ADJOURNMENT THEREOF.


The undersigned hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Bank of America, 8300 Greensboro Drive, McLean, VA 22102 on May 7, 2002 at 9:30 a.m., Eastern Time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as follows:

1. Election of Directors

/ /  FOR  all nominees listed below              / /  WITHHOLD authority to
    (except as marked to the                          vote for all nominees
    contrary below)                                   listed below

Nominees for one-year term: Geoffrey B. Baker, David W. Campbell, Timothy. G. Ewing, J. Kenneth McLendon, William H. Savage

To withhold authority to vote for some but not all of the nominees, write the name of the nominee(s) in the space provided below:

--------------------------------------------------------------------------------

2. Approval of the amendment to the Company's 2000 Stock Option Plan to increase the number of shares covered by the Option Plan by 750,000 shares to 1,200,000 shares.

/ /   FOR             / /   AGAINST                        / /   ABSTAIN


3. Ratification of the appointment of Arthur Andersen, LLP as independent auditors for the year ending December 31, 2002.

/ /   FOR             / /   AGAINST                        / /   ABSTAIN


The Board of Directors recommends that you vote FOR the Board of Directors' nominees and FOR each of the proposals listed above. Shares of common stock of the Company will be voted as specified. If no specification is made, shares will be voted for the election of the Board of Directors' nominees to the Board of Directors, FOR proposals 2 and 3 and otherwise at the discretion of the proxies. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. This proxy may be revoked at any time before it is exercised.


                                       21
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The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of
Shareholders of Harbourton Financial Corporation called for May 7, 2002, a Proxy Statement for the Annual Meeting and the 2001 Annual Report on Form 10-KSB.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

                                       Dated: ___________________________, 2002


                                       Signature(s)

                                       _________________________________________

                                       _________________________________________

                                       _________________________________________


Please sign exactly as your name(s) appear on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.



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